UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2017

Hooker Furniture Corporation
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	000-25349 (Commission File Number)	54-0251350 (IRS Employer Identification No.)

440 East Commonwealth Boulevard Martinsville, Virginia (Address of Principal Executive Offices)	24112 (Zip Code)

Registrant’s Telephone Number, Including Area Code (276) 632-0459

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On September 29, 2017, Hooker Furniture Corporation (the “Company”) and its wholly owned subsidiaries, Bradington-Young, LLC, Sam Moore Furniture LLC and Home Meridian Group, LLC (together with the Company, the “Borrowers”), entered into a second amended and restated loan agreement (the “Amended and Restated Loan Agreement”) with Bank of America, N.A. (“BofA”) in connection with the completion of the acquisition discussed in Item 2.01 below.  The Loan Agreement amends and restates the amended and restated loan agreement that the Company, Bradington-Young, LLC and Sam Moore Furniture LLC entered into with BofA on February 1, 2016.

The Company’s existing $30 million unsecured revolving credit facility (the “Existing Revolver”), $41 million unsecured term loan (the “Existing Unsecured Term Loan”), and $19 million term loan secured by a security interest in certain Company-owned life insurance policies (the “Existing Secured Term Loan”) all remain outstanding under the Amended and Restated Loan Agreement.  In addition to these facilities, the Amended and Restated Loan Agreement provides the Borrowers with a new $12 million unsecured term loan (the “New Unsecured Term Loan”).

Amounts outstanding under the New Unsecured Term Loan will bear interest at a rate, adjusted monthly, equal to the then current LIBOR monthly rate plus 1.50%.  The Borrowers must repay the principal amount borrowed under the New Unsecured Term Loan in monthly installments of approximately $143,000, together with any accrued interest, until the full amount borrowed is repaid or until the earlier of September 30, 2022 and the expiration of the Existing Revolver, at which time all amounts outstanding under the New Unsecured Term Loan will become due and payable.  The Borrowers may prepay the outstanding principal amount under the New Unsecured Term Loan, in full or in part, on any interest payment date without penalty.  On September 29, 2017, the Borrowers borrowed the full $12 million available under the New Unsecured Term Loan.

Under the Amended and Restated Loan Agreement, the sublimit under the Existing Revolver available for the issuance of letters of credit remains $4 million.  Any amounts outstanding under the Existing Revolver will continue to bear interest at a rate, adjusted monthly, equal to the then current LIBOR monthly rate plus 1.50%.  The Borrowers must also continue to pay a quarterly unused commitment fee that is based on the average daily amount of the facility utilized during the applicable quarter.

The outstanding principal amount borrowed under the Existing Unsecured Term Loan will continue to bear interest at a rate, adjusted monthly, equal to the then current LIBOR monthly rate plus 1.50%.  The outstanding principal amount borrowed under the Existing Secured Term Loan will continue to bear interest at a rate, adjusted monthly, equal to the then current LIBOR monthly rate plus 0.50%. The Borrowers must continue to repay the principal amount borrowed under the Existing Unsecured Term Loan in monthly installments of approximately $490,000, together with any accrued interest, until the full amount borrowed is repaid or until February 1, 2021, at which time all amounts outstanding under Existing Unsecured Term Loan will become due and payable.  The Borrowers must continue to pay the interest accrued on the principal amount borrowed under Secured Term Loan on a monthly basis until the full principal amount borrowed is repaid or until February 1, 2021, at which time all amounts outstanding under the Existing Secured Term Loan will become due and payable.  The Borrowers may prepay the outstanding principal amount borrowed under either the Existing Unsecured Term Loan or the Existing Secured Term Loan, in full or in part, on any interest payment date without penalty.

Under the Amended and Restated Loan Agreement, any accrued and unpaid interest on the Existing Revolver, the Existing Unsecured Term Loan and the Existing Secured Term Loan that remained unpaid as of September 29, 2017 became due and payable by the Borrowers on October 1, 2017.  Similarly, any accrued and unpaid letter of credit fees that remained unpaid as of September 29, 2017 became due and payable by the Borrowers on October 1, 2017.  As of September 29, 2017, the principal amounts outstanding under the Existing Unsecured Term Loan and the Existing Secured Term Loan were approximately $26,726,190 and $17,079,417, respectively.

The Amended and Restated Loan Agreement includes customary representations and warranties and requires the Borrowers to comply with certain customary covenants, including, among other things, the following financial covenants on a consolidated basis: (i) maintaining a ratio of funded debt to EBITDA not exceeding a specified amount and (ii) maintaining a basic fixed charge coverage ratio equal to or exceeding a specified range.  The agreement also limits the right of the Borrowers to make capital expenditures, to incur other indebtedness and to create liens upon their assets, subject to certain exceptions.  Under the Amended and Restated Loan Agreement, the Borrowers are no longer required to maintain, on a consolidated basis, a specified minimum level of tangible net worth.

The Amended and Restated Loan Agreement does not restrict the Company’s ability to pay cash dividends on, or repurchase, shares of its common stock, subject to the Company’s compliance with the financial covenants discussed above.

The foregoing description of the Amended and Restated Loan Agreement is qualified in its entirety by the full text of the same, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01          Completion of Acquisition or Disposition of Assets

On September 29, 2017, the Company completed the previously announced acquisition (the “Acquisition”) of substantially all of the assets of Shenandoah Furniture, Inc. (“Shenandoah”) pursuant to the Asset Purchase Agreement the Company and Shenandoah entered into on September 6, 2017 (the “Asset Purchase Agreement”).  Upon completion, the Company paid $32.65 million in cash (the “Cash Consideration”) and issued 176,018 shares of the Company’s common stock (the “Stock Consideration”) to the shareholders of Shenandoah as consideration for the Acquisition. The Cash Consideration included an additional payment of approximately $650,000 pursuant to working capital adjustments provided for in the Asset Purchase Agreement.  The number of shares of common stock issued at closing for the Stock Consideration was determined by reference to the mean closing price of the Company’s common stock for the ten trading days immediately preceding the business day preceding the closing date ($45.45).

The representations, warranties and covenants included in the Asset Purchase Agreement were made solely for purposes of the agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Asset Purchase Agreement, including exceptions set forth on confidential disclosure schedules.  Accordingly, the Company’s shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of  related facts or circumstances, and should bear in mind that such representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, were negotiated for purposes of allocating contractual risk among such parties and may be subject to contractual standards of materiality that differ from those generally applicable to shareholders.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date hereof and any such subsequent information may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Asset Purchase Agreement and Acquisition is qualified in its entirety by the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities

The issuance of the Stock Consideration has not been and will not be registered under the Securities Act of 1933, as amended, and was conducted in reliance on the exemption for nonpublic offerings provided by Rule 506 of Regulation D promulgated thereunder.

Item 9.01          Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)          Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)          Exhibits

2.1*	Asset Purchase Agreement, dated as of September 6, 2017, by and among Hooker Furniture Corporation, Shenandoah Furniture Corporation, Gideon C. Huddle and Candace H. Payne **
10.1*
Second Amended and Restated Loan Agreement, dated as of September 29, 2017, between Bank of America, N.A. and Hooker Furniture Corporation, Bradington-Young, LLC, Sam Moore Furniture LLC and Home Meridian Group, LLC

______________
* **
Filed herewith.
Pursuant to Rule 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:  /s/ Paul A. Huckfeldt
       Paul A. Huckfeldt
       Senior Vice President – Finance and Accounting
       Chief Financial Officer

Date:  September 29, 2017